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                                                                   Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Anthem, Inc. for the registration of $1,000,000,000 principal amount of securities of Anthem, Inc. and to the incorporation by reference in such Registration Statement of our report dated January 28, 2002, except for Note 21, as to which the date is February 19, 2002, with respect to the consolidated financial statements of Anthem, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

     Our audit also included the financial statement schedule of Anthem, Inc. incorporated by reference in this Registration Statement on Form S-3. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/  ERNST & YOUNG LLP

Indianapolis, Indiana
December 13, 2002,
except for the financial statement schedule, as to which the date is January 28, 2002